Exhibit 6.2

Patent Confirmation Assignment

This patent confirmation assignment (the “Assignment”) is entered into by and between:

(1)	The bankruptcy estate of XNK Therapeutics AB (publ), reg. no. 556894-6601, c/o Advokatfirma DLA Piper Sweden KB Box 7315, 103 90 Stockholm, Sweden (the “Bankruptcy Estate”); and

(2)	NÖK Therapeutics Inc., a company incorporated and registered in the United States of America, 1452 N. US Hwy. 1, Suite 123, Ormond Beach, FL 32174 (the “Buyer”).

The above parties are hereinafter jointly referred to as the “Parties” and each individually as a “Party”.

BACKGROUND

(a)	XNK Therapeutics AB, reg. no. 556894-6601, (the “Company”), a limited liability company construed under the laws of Sweden, was declared bankrupt on 9 April 2024, and certain parts of the Company’s assets were subsequently sold by the Bankruptcy Estate to the Buyer under patent transfer and assignment agreement (the “Agreement”), dated 23 May 2024 (the “Effective Date”).

(b)	As part of the Agreement, the terms of which are otherwise confidential, it was agreed that the patents listed in Schedule 1 (the “Patents”) should be assigned and transferred to the Buyer, including all right, titles and interests to the Patents.

(c)	The Parties are therefore executing this Assignment in order to confirm and record the transfer of the Patents from the Bankruptcy Estate to the Buyer with the relevant patent offices.

In light of the above, the Parties confirm and agree the following.

1.	ASSIGNMENT

Pursuant to and for the consideration set out in the Agreement, the Bankruptcy Estate hereby confirms that, with effect from the Effective Date, it has assigned and transferred to the Buyer, which the Buyer has accepted, the Patents, including, without limitation, the absolute right, titles and interests in and to the Patents, and in and to all and any inventions disclosed in the Patents.

2.	FURTHER ASSURANCE

Each Party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as may be required for the purpose of giving full effect to this Assignment.

3.	RELATIONSHIP TO THE HEAD AGREEMENT

This Assignment is entered into for confirmatory and recording purposes and any and all provisions of the Agreement remain in full force and effect.

[Signature page to follow]

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The Assignment has been executed in one (1) or multiple copies and signed digitally. Each such signed copy shall be deemed an original and all of which together shall constitute one and the same Assignment, of which each Party shall receive a PDF copy.

Bankruptcy Estate	NÖK Therapeutics Inc.

/s/ Anders Svensson Clark	/s/ David Mehalick
Anders Svensson Clark	David Mehalick

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Schedule 1

“Patents”

Title: Expansion of NK Cells Applicant/Owner: Cellprotect Nordic Pharmaceuticals AB
Country	Inventor(s)	Appl. No.	Appl. Date	Reg. no.	Reg. date	Renewal Date	Status
Belgium	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Czech Republic	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Denmark	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Finland	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

France	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Germany	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Ireland	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Italy	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Luxemburg	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

the Netherlands	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Norway	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Poland	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Portugal	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Spain	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Sweden	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Switzerland	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

Turkey	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

UK	Evren Alici	EP10756430	25 Mar 2010	EP2411507	25 Sept 2019	25 Mar 2025	Granted

[Intentionally left blank]
China	Evren Alici	CN 201080021237.8	2010-03-25	CN 102428173			Granted

Hong Kong	Evren Alici	HK 12110647.2	2010-03-25	HK 1170258	20 Mar 2015	25 Mar 2025	Granted

Japan	Evren Alici	JP 2017-208238	2010-03-25	JP 2018-046840		25 Mar 2025	Granted

Republic of Korea	Evren Alici	KR 10-2011-7025234	2010-03-25	1018815200000	18 July 2018	5 July 2024	Granted

USA	Evren Alici	US 13/260,004	25 Mar 2010	US 8,877,182	4 Nov 2014	25 Mar 2026	Granted

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Title: Expanded NK Cells Applicant/owner: Cellprotect Nordic Pharmaceuticals AB
Country	Inventor(s)	Appl. No.	Appl. Date	Reg. no.	Reg. date	Renewal Date	Status
USA	Sirac Dilber, Evren Alici	US 14/830,758	20 Aug 2015	US 9,585,914	7 March 2017	1 maint. fee paid 2020 2 maint. fee to be paid 7-7,5 years after issue date	Granted

Title: Medical Uses Applicant/owner: XNK Therapeutics AB
Country	Inventor(s)	Appl. No.	Appl. Date	Reg. no.	Reg. date	Renewal Date	Status
China	Evren Alici, Hareth Nahi, Carl Arnold Gösta Gahrton, Hans-Gustaf Einar Ljunggren	CN 201980029357.3	30 April 2019				Pending

EP	Evren Alici, Hareth Nahi, Carl Arnold Gösta Gahrton, Hans-Gustaf Einar Ljunggren	EP 3787685	30 April 2019				Pending

Hong Kong	Evren Alici, Hareth Nahi, Carl Arnold Gösta Gahrton, Hans-Gustaf Einar Ljunggren Ljunggren	62021036993.5	30 April 2019				Pending

Hong Kong	Evren Alici, Hareth Nahi, Carl Arnold Gösta Gahrton, Hans-Gustaf Einar Ljunggren	62021038634.3	30 April 2019				Pending

Japan	Evren Alici, Hareth Nahi, Carl Arnold Gösta Gahrton, Hans-Gustaf Einar Ljunggren	JP 2021-510533	30 April 2019				Pending

Republic of Korea	Evren Alici, Hareth Nahi, Carl Arnold Gösta Gahrton, Hans-Gustaf Einar Ljunggren	KR 10-2020-7034431	30 April 2019				Pending

US	Evren Alici, Hareth Nahi, Carl Arnold Gösta Gahrton, Hans-Gustaf Einar Ljunggren	17/04,8702	30 April 2019				Pending

Title: Methods Applicant/owner: XNK Therapeutics AB
Country	Inventor(s)	Appl. No.	Appl. Date	Reg. no.	Reg. date	Renewal Date	Status
PCT	Jan Per-Henrik Holmqvist	PCT/GB2022/079547	24 Oct 2022	N/A	N/A	N/A	EP and USA has been designated.

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